CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Empire Financial Holding Corporation
Longwood, Florida

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 19, 1999, relating to the consolidated financial statements of Empire Financial Holding Corporation and subsidiaries.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus.



                                                     Sweeney, Gates & Co.




Fort Lauderdale, Florida
September 1, 1999